Exhibit 10.8
                                                                    ------------


                          COMMISSION SHARING AGREEMENT


         This Commission Sharing Agreement (the "Agreement"), dated as of April 23, 2002, is by and between Instinet Corporation ("Instinet"), a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. and Bridge Trading Company ("Bridge"), a registered broker-dealer and a member of the New York Stock Exchange (each a "Party", and together the "Parties").

         WHEREAS Bridge has selected Instinet as a firm that it will introduce to certain of its institutional clients (each a "Client", and together the "Clients") as a means of providing Clients with a facility for execution of transactions in foreign-denominated securities ("Foreign Securities Transactions"); and

         WHEREAS Bridge and Instinet have agreed that, as compensation for such introductions, Instinet shall pay Bridge a portion of the commissions it receives on the Foreign Securities Transactions directly resulting from such introductions;

         NOW THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the Parties agree as follows:

1. Client Introductions. Bridge may introduce Clients to Instinet for certain of their Foreign Securities Transactions.

2. Acceptance of Accounts by Instinet and Execution Services. Instinet will open accounts for Clients introduced by Bridge and provide execution services for Foreign Securities Transactions provided that:
         (i) such Clients comply with all of Instinet's terms and conditions for acceptance of clients; (ii) Instinet approves such account in its sole discretion; and (iii) such Clients enter into agreements with Instinet governing the terms and conditions for provision of services and equipment by Instinet (the "Services") and remain in compliance thereof. Neither Instinet nor its owners, affiliates, officers, directors, advisory committees, agents, employees, associated persons, licensors or other third parties providing services on their behalf will be liable to Bridge or any other person for any damage, cost or expense of any nature or from any cause whatsoever, whether direct, special, incidental or consequential, arising out of, or related to:
         (i) any Client's use of the Services; (ii) Instinet's refusal to accept, display, execute, clear and/or settle any order entered or executed or attempted to be entered or executed by any Client; or
         (iii) the installation, furnishing, performance, maintenance, use of or inability to use the Services, authorized equipment or any computer software, cabling, network services, databases, manuals or any other materials or Services furnished by or on behalf of Instinet.

         Instinet makes no warranty, express or implied, including, without limitation, any implied conditions or warranties or merchantability or fitness for a particular use or purpose, any implied warranty arising from trade usage, course of dealing or course of performance, and of any other warranty or obligation with respect to the Services or any software or other equipment made available to any Client and all such other warranties are hereby disclaimed.

3. Commission Sharing. Effective as of the date hereof, Instinet shall remit to Bridge the Rebates (as hereinafter defined) in relation to Foreign Securities Transactions executed on or after
                    , 2002 where a Client (A) has identified to Instinet on trade date, via telephone, e-mail, the Instinet Messaging log, or any other means of order entry as the Client and Instinet agree, the specific Foreign Securities Transactions as `Bridge Trades' either at the time such Client: (i) places the order, (ii) receives the execution or (iii) gives the account breakdown and (B) effects the execution thereof with or through Instinet.

         The amount of commissions received by Instinet to be rebated to Bridge in respect of such directed orders (the "Rebates") shall be computed as agreed in Exhibit 1.

         Nothing herein shall restrict any transaction by or between Instinet and Client that is not identified by the Client as being transmitted pursuant to this Agreement, nor shall Instinet be obligated to pay Rebates for transactions in securities received from Clients other than Foreign Securities Transactions identified by Clients as "Bridge Trades".

4. Payments of Rebates. Rebates payments, if any, shall be made by Instinet to Bridge in United States Dollars (or other agreed currency) on or before the 15th day of the calendar month next following the month in which the Foreign Securities Transactions were executed.

5. Compliance with Securities Laws and Regulations. Except as specifically set forth in Section 6 of this Agreement, each Party shall be responsible for compliance with all applicable federal, state and local (in foreign jurisdictions) securities laws and regulations, including all applicable rules of self regulatory organizations (together "Securities Regulations"). To the extent that either Party fails to comply with Securities Regulations, it shall indemnify the other Party from any damages resulting from the violation.

6. Soft Dollar Arrangements. Bridge shall be solely responsible for compliance with all applicable federal, state and local laws, rules, and regulations, as well as the rules, regulations, constitutions, by-laws, stated policies and interpretations of each self-regulatory organization having jurisdiction over Bridge (the "Applicable Regulations") relating to or concerning any arrangement or understanding Bridge may have with any manager, adviser, or agent exercising any authority (including, without limitation, investment discretion) over a Client account to use commissions to obtain research or other services (collectively, a "Soft Dollar Arrangement") and for obtaining all appropriate authorities and agreements related to any Soft Dollar Arrangement. Bridge also shall be solely responsible for compliance with Applicable Regulations related to or concerning any arrangement or understanding that Bridge may have with any Client or account of a Client to rebate any funds, including, without limitation, any portion of any commission, mark-up, mark-down, fee, interest or other charge, or to pay the cost of any service or product for a Client or account of a Client (collectively, a "Directed Arrangement") and for obtaining all appropriate authorities and agreements related to a Directed Arrangement.

7. Statements. Instinet shall provide Bridge with statements giving details of the Rebates pursuant to this Agreement on a monthly basis. If requested by Bridge, Instinet will review such statements with Bridge in order to reconcile any errors.

         Instinet reserves the right to disclose all Rebates to the relevant Client, including but not limited to, the calculation method and the payment method.

8. Confidentiality; No Advertisement. Each of Bridge and Instinet agree to keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of the other, including, without limitation, the identity of each other's clients. Neither Party shall, without the prior written consent of the other Party, place any advertisement in any media whatsoever or, except as provided herein, make any written communication addressed to any client, potential client or other third party if such advertisement or communication in any manner makes reference to the other Party. The foregoing shall not apply to standard Bridge materials provided to its clients listing the firms available on Bridge's brokerage network.

9. Termination; Survival. This Agreement may be terminated by either Party for any reason and at any time, by written notice given to the other Party. Any such termination shall have no effect on the rights and obligations of the Parties in respect of Foreign Securities Transactions executed by Clients prior to such termination. In the event of any termination of this Agreement, Instinet may, in its sole discretion, continue to provide Services to Clients with no further obligation to Bridge. Sections 2, 8 and 10 shall survive any termination of this Agreement.

10.      General

         a. Entire Agreement; Waiver; No Assignment. This Agreement constitutes the complete and exclusive statement of the agreement between the Parties as relates to the subject matter hereof and supersedes all proposals, oral or written, and all other representations, statements, negotiations and undertakings relating to the subject matter. No change in, addition to, or waiver of any of the provisions of this Agreement shall be binding upon either Party unless in writing signed by an authorized representative of such Party. No waiver by either Party of any breach by the other Party of any of the provisions of this Agreement shall be construed as a waiver of any other provision or that provision on any other occasion. Neither Party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other Party and any such attempted assignment shall be void.

         b. Notices. Any notice required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been delivered and given (a) when delivered personally; (b) three (3) business days after having been sent by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; or (c) one
         (1) business day after deposit with a commercial overnight courier, with written verification of receipt. All communications will be sent to the following addresses or to such other address as may be designated by a Party by giving written notice to the other Party pursuant to this Section 10.

         To Instinet:      Instinet Corporation
                           3 Times Square
                           New York, New York 10036
                           Attn : Nigel Lucas
                           Telephone: 212-310-9500

         To Bridge:        Bridge Trading Company
                           717 Office Parkway
                           St. Louis, Missouri 63141
                           Attn: Richard Paulson
                           Telephone: 314-468-8249

         c. Severability. In the event any one or more of the provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in effect and this Agreement shall be read as though the offending provision had not been written.

         d. Headings. The captions and headings used in this Agreement are inserted for the convenient reference of the Parties and in no way define, limit or describe the scope or intent of this Agreement or any part hereof.

         e. Injunctive Relief. Each Party hereby acknowledges and agrees that damages at law may be inadequate remedies for the breach of Section 8. Accordingly, each Party agrees that the other Party may be entitled to temporary and permanent injunctive or other equitable relief with respect to any such breach. The rights set forth in this Section 10e shall be in addition to any other rights that either Party Instinet may have at law or in equity.

         f. No Agency Relationship. Neither Party shall hold itself out as an agent of the other. Neither this Agreement, nor any activity thereunder, shall create a general or limited partnership, association, joint venture, branch, or agency relationship between Bridge and Instinet.

         g. Exclusivity. This Agreement is non-exclusive and accordingly either Instinet or Bridge may contract with other brokers to effect transactions for the Clients.

         h. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed effective as if each Party had signed each of such counterparts.

         i. Governing Law. This Agreement shall be subject to and governed by the laws of New York.


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         IN WITNESS WHEREOF, each Party has caused the original or a counterpart of the original of this Agreement to be executed as of the date first written above by its duly authorized representative.


                                                  INSTINET CORPORATION

                                                  By:
                                                      -------------------------
                                                  Name:
                                                  Title:


                                                  BRIDGE TRADING COMPANY

                                                  By:
                                                      -------------------------
                                                  Name:
                                                  Title: